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                                    EXHIBIT 1

                                    AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Startech Environmental Corporation or any subsequent acquisitions or dispositions of equity securities of Startech Environmental Corporation by any of the undersigned.

Dated: April 28, 2006


                                        /s/ Arthur J. Steinberg
                                        ----------------------------------------
                                        ARTHUR J. STEINBERG, not individually
                                        but solely in his capacity as Receiver
                                        of Northshore Asset Management, LLC and
                                        related entities


                                        /s/ John P. Burke
                                        ----------------------------------------
                                        CONNECTICUT BANKING
                                        COMMISSIONER JOHN P. BURKE, not
                                        individually but solely in his capacity
                                        as Receiver of Circle Trust Company